UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1214948
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value 6.00% Series A Mandatory Convertible Preferred Stock, no par value	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Coherent Corp. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, no par value (the “Common Stock”) and its 6.00% Series A Mandatory Convertible Preferred Stock, no par value (the “Series A Mandatory Convertible Preferred Stock”) from The Nasdaq Stock Market LLC to the New York Stock Exchange (the “NYSE”).

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Common Stock and Series A Mandatory Convertible Preferred Stock being registered hereunder, reference is made to the information set forth under the headings “Description of Common Stock” and “Description of Mandatory Convertible Preferred Stock”, respectively, in Exhibit 4.03 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission on August 29, 2022, which information is incorporated herein by reference, except that any reference to The Nasdaq Global Select Market is hereby amended to refer to the NYSE.

Item 2. Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2023		Coherent Corp.

	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer